Exhibit 99.1

Bruker Corporation (BRKR) Presentation at 27th J.P. Morgan Healthcare Conference January 14, 2009 Frank Laukien, President & CEO William Knight, Chief Financial Officer  Stacey Desrochers, Treasurer & Director of IR

Bruker Corporation  Safe Harbor Statement  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our recent Proxy Statements on Schedule 14A, our annual report on Form 10-K for the year ended December 31, 2007, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation Today
Life Science Tools and Analytical Solutions

BRUKER

High-Performance Technology Platforms

Bruker AXS — **Materials Research & Elemental Analysis**

- X-ray Diffraction
- X-ray Crystallography
- X-ray Fluorescence
- EDS/EBSD, XRF Microanalysis
- OES & Combustion Analysis
- Atomic Force Microscopy

Bruker BioSpin — **Magnetic Resonance & Magnets**

- NMR
- MRI
- EPR
- Supercon Magnets

Bruker Daltonics — **Mass Spectrometry & CBRNE Detection**

- MALDI-TOF(/TOF)
- Ion Trap MS^n
- ESI-(Qq)-TOF
- FTMS
- GC/MS
- IMS
- FT-IR
- NAA

Bruker Optics — **Vibrational Spectroscopy**

- FT-IR & Microscopy
- FT-NIR
- Raman & Microscopy
- TD-NMR

3
© Copyright 2009 Bruker Corporation. All Rights Reserved.
Bruker Corporation

1. Bruker makes major, long-term investments for quantum leaps in technology and capabilities Leadership in innovation, major investment in R&D  Leading market positions in key segments  2. Bruker is a fast growing company with high margin goals Global distribution, attractive markets, excellent Bruker brand  Fast organic growth, disciplined M&A, margin expansion  3. Bruker is investing heavily in new break-out opportunities for fast growth and high margins Molecular Research in Chemistry & Proteomics Materials Research and Nanotechnology CBRNE Detection for Homeland Security Superconductors, Magnets and HTS Devices IVD, Molecular Imaging & Clinical Microbiology Bruker’s Philosophy and Vision: Leadership in High-Performance Scientific Instruments & Analytical Solutions

Quantum Jumps in Performance

Bruker BioSpin's Global Technology and Market Leadership in NMR and EPR Spectroscopy



- Founded in 1960 by Prof. Guenther Laukien (in picture)
- 1960-1990: pioneered FT-NMR, supercon magnets, leadership in other key technologies
- 1990-2008: pioneered shielded magnets, 2K ultra-high field magnets (750-950 MHz), digital NMR spectrometer, and CryoProbes™ for major leaps forward


ULTRASHIELD PLUS

Bruker BioSpin 2008:

- Introduced Avance III – fastest NMR system
- NMR CryoProbe won a 2008 R&D 100 Award
- Installed world's first shielded 950 MHz at NCRC
- **November 2008: Saudi KAUST order of 10 NMR systems for ~$20M**

5
© Copyright 2009 Bruker Corporation. All Rights Reserved.
Bruker Corporation

Quantum Jumps in Performance

Bruker BioSpin's Global Technology and Market Leadership in Research MRI

- Pioneered actively-shielded, refrigerated superconducting MRI magnets
- Collaboration with Siemens Medical on ClinScan™ pre-clinical MRI system
- Pioneered cryogenic MRI probes for major sensitivity boost
- MRI MicroCryoProbe won 2008 R&D 100 Award
- **2009: entering market for ultra-high field magnets for human MRI as OEM supplier**


PharmaScan 7T





6

© Copyright 2009 Bruker Corporation. All Rights Reserved.

Bruker Corporation

Quantum Jumps in Performance X2S for Routine Chemical Crystallography SMART X2S (crystal-to-structure) System World’s First Automated Molecular Structure Machine Fully-automated small molecule 3D structure determination: structures at the touch of a button for working chemists anywhere Simple, cost-effective benchtop system For academic or industrial chemistry labs without staff crystallographers Pittcon 2008 Editors’ Gold Award R&D Magazine 2008 R&D 100 Award SMART X2S

 Quantum Jumps in Performance Trace Elemental Analysis with TXRF New S2 PICOFOX Benchtop TXRF Ultra-trace analysis for: Pharmaceutical raw material purity tests, Environmental monitoring, Food safety, Biofuels, Mining Utilizes Bruker’s Patented XFlashTM Silicon Drift Detector (SDD) Technology for Unprecedented Specificity and Speed Highly attractive alternative to ICP and AA No calibration and no consumables Cost-effective benchtop/portable system Pittcon 2008 Editors’ Bronze Award S2 PICOFOX

 Quantum Jumps in Performance First Handheld XRF with SDD uXRF Jewelry Analyzer New TRACERturbo Handheld XRF Dramatically improved speed, sensitivity and energy resolution with XFlashTM Silicon Drift Detector (SDD) Breakthrough for light element analysis Art conservation, archaeology, aerospace, metals markets, environmental analysis New M1 MISTRAL Tabletop uXRF Launched this week at ARABLAB in Dubai For jewelry and precious metals analysis Large sample compartment for irregular objects Microscope with ‘crosshair’ for exact localization

Quantum Jumps in Performance

maXis™ UHR-TOF launched at ASMS 2008

A new category of UHR-TOF mass specs:

- Ultra-high resolution 40-60k
- Broad mass range and high mass
- Mass accuracy in MS & MS/MS <1ppm
- High speed at 20 full spectra/sec
- Isotopic fidelity for molecular formulae

… simultaneously! (not possible with any other MS)

Bruker has 'rewritten the book' with UHR-TOF technology: dramatic change in high-performance MS market

- **Excellent market reaction and maXis orders**
- **Recent FTMS/maXis order from Washington U. (M. Gross)**
- **Successful installations in Europe, USA, Pacific Rim**



Professor Jeff Gorman with **maXis** at Queensland Institute of Medical Research (QIMR)

10
© Copyright 2009 Bruker Corporation. All Rights Reserved.
Bruker Corporation

Global Company with Diversified Markets  Excellent Reputation in High-Performance  Life Science Tools and Analytical Solutions  Other Significant R&D,  Production Sites Direct Sales Offices Major DE, CH & FR R&D and Production Sites Additional distributors  around the world Headquarters Markets:  Life science & Clinical Research Pharma & Biotech  Materials Research & Nanotech Food & Environmental Quality & Process Control Homeland Security & forensics

Growth and Margins Key Financials & Revenue Growth BRKR 2007 Financials (incl. Bruker BioSpin acquisition in Febr. 2008): Revenue $1.032 billion ($851M in 2006) 21% growth (15% FX-adjusted) Net income $97 million ($75M in 2006) EPS $0.59 ($0.47 in ‘06) Free Cash Flow $102M ($62M in 2006) YTD Q3-08 y-o-y revenue growth is 15% (6% FX-adjusted) Q4-08 and FY08 Financial Results expected in late February 2009. Preliminary Flash for Q4-08 (unaudited, subject to change): Revenue >$300M (significantly higher than Q3-08 revenue of $242M) Net debt reduced to <$100M Healthy order bookings overall (some weak spots, many areas of strength) $688 $792 0.0 200.0 400.0 600.0 800.0 YTD Q3-07 YTD Q3-08

Growth and Margins Profitability & Margin Opportunities Good margin progress in 2005-2007, but newer Bruker Daltonics, Bruker AXS and Bruker Advanced Supercon Businesses have not reached longer-term financial metrics yet. BRKR operating margin YTD Q3-08 was 8.3% (excl. acquisition expenses) cost-cutting & tax initiatives for margin expansion: increased to >$20M p.a. including voluntary CEO and CFO 2009 temporary salary reductions Gross margins YTD Q3-08 of 44.4% (consistent with YTD Q3-07) medium-term goal is GM of >50% Strong R&D investment of 12.8% YTD Q3-08 to capitalize on significant opportunities medium-term goal: 10% Opportunities to leverage YTD Q3-08 S,G&A of 23.4% medium-term goal: 20-22% Adj. EBITDA Adj. Operating Income $72 $109 $66 $106 $0 $25 $50 $75 $100 $125 YTD Q3-07 YTD Q3-08

Growth and Margins
GAAP Reconciliation

	Year Ending December 31,		Nine Months Ended September 30,	
	2006	2007	2007	2008
GAAP Operating Income	$ 107.0	$ 135.1	$ 71.3	$ 59.5
Acquisition related charges	5.7	7.4	0.5	6.2
Adjusted Operating Income	112.7	142.5	71.8	65.7
Depreciation and amortization	25.4	27.9	21.1	21.9
Write-down of demonstration equipment	22.2	21.2	16.2	18.5
Adjusted EBITDA	$ 160.3	$ 191.6	$ 109.1	$ 106.1
GAAP Net Income	$ 74.8	$ 97.2	$ 58.7	$ 38.8
Acquisition related charges	5.0	7.4	0.5	6.2
Adjusted Net Income	$ 79.8	$ 104.6	$ 59.2	$ 45.0
Diluted Shares Outstanding	160.1	164.3	164.0	165.6
Earnings per share, GAAP	$ 0.47	$ 0.59	$ 0.36	$ 0.23
Earnings per share, Adjusted	$ 0.50	$ 0.64	$ 0.36	$ 0.27

We believe the inclusion of the non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. However, the non-GAAP financial measures included here are not meant to be a better presentation or a substitute for results prepared in accordance with GAAP.

14
© Copyright 2009 Bruker Corporation. All Rights Reserved.
Bruker Corporation

Investment in New Opportunities: Melamine and Cyanuric Acid Detection in 5 Minutes using LC/MS/MS Bruker Daltonics recently introduced a rapid, cost-effective solution for melamine detection based on high-capacity ion-trap mass spectrometry Continued strong push into applications development and applied markets HCTultra Ion Trap Mass Spec

Investment in New Opportunities: New Japan National Police Agency (NPA) Order for 51 Mass Spectrometers The Japanese National Police Agency (NPA) signed a $12M contract for 51 Bruker micrOTOF II ESI-TOF mass spectrometers, plus associated LC and CE equipment, to be used for: Exact Mass Analysis and Automated Molecular Formula Determination in: drugs/metabolites in urine food safety analysis forensic toxicology environmental testing microTOF II ESI TOF Mass Spec

17 Investment in New Opportunities:  Complete Molecular Confidence™  Integrated Solution for Chemistry & Metabolomics Integrated  Sample Submission  and Tracking NMR and Exact Mass MS Molecular  Profile Report Additional Techniques: SCD, FT-IR a major step towards automated molecular formula determination and structure verification - only from Bruker

Investment in New Opportunities:
Bruker Acquires Atomic Force Microscopy (AFM) Company in August 2008 for Nanotechnology

- Well-established method for ultra-high spatial resolution surface imaging
- Materials research applications like semiconductors, data storage, electronic materials, and solar cells
- Product range from bench-top high-performance AFM-only microscopes to integrated high-end AFM/optical microscopy (OM) combinations, to large floor-standing AFM/OM combinations for 300mm wafer characterization
- Annual revenue ~$3M, expected to grow with Bruker AXS global distribution and service
- The global AFM/SPM market had an estimated total market size of >$250 million



NANOStation II combines AFM and OM in a very compact set-up

18
© Copyright 2009 Bruker Corporation. All Rights Reserved.
Bruker Corporation

Investment in New Opportunities: Bruker Detection Division in CBRNE Detection for Defense and Homeland Security New IMS explosives detection products being launched in 2009 Large Opportunity in CWA/TIC Facilities Monitoring (DHS Phase III) NEW: DEtector™ Drugs and Explosives detection RAID-M Portable IMS for CWAs and TICs gas/vapor detection HAWK FR Stand-off detector for chemical cloud detection Mobile-IR Portable FT-IR identification of Unknown powders/chemicals

Investment in New Opportunities:
Bruker Advanced Supercon Business Superconducting Wires and Magnets

- Advanced low-temperature superconducting (LTS) wires for clinical MRI, NMR, EPR and FTMS magnets
- LTS wires for magnets used in physics accelerators or nuclear fusion projects
- Medium-temperature superconductors (MTS) MgB2 wires for future cryofree MRI magnets
- 1G BSSCO and 2G YBCO high-temperature superconductors (HTS) and cables
- Next-generation industrial magnets: partnerships for HTS industrial motors & generators
- HTS Devices, e.g. new Superconducting Fault Current Limiters (SFCL) for energy grid stabilization, high-energy and MRI HTS Current Leads (CL), SMES, etc.





20
© Copyright 2009 Bruker Corporation. All Rights Reserved.
Bruker Corporation

Investment in New Opportunities: Bruker MALDI Molecular Imager™ MALDI Tissue Imaging and Molecular Histology Complete MALDI Molecular Imaging Solution:  For proteins, peptides, lipids, small molecules New: FTMS Imaging of drugs and metabolites  in tissues at therapeutic dosing levels ImagePrep™ Sampling Robot MALDI-TOF (/TOF)  or MALDI-FTMS with proprietary smartbeam™ laser FlexImaging Software ClassImaging Algorithms

Investment in New Opportunities: MALDI Biotyper for Microorganism Rapid, High-Specificity ID at Low Cost Highly specific species ID of bacteria, fungi ID in mixtures Minimal sample prep, fast results Proprietary, high quality protein fingerprint database Low cost per analysis (compared to biochemical or PCR) Better, Faster, Cheaper! Select Colony & prepare MALDI target plate Generate MALDI-TOF data, automated ID from proprietary database

www.bruker.com